Exhibit 24.2

F.N.B. CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the several directors and officers of F.N.B. Corporation (the “Corporation”) whose signature appears below constitutes and appoints Mark D. Lozzi and Vincent J. Calabrese, Jr. and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in the name, place and stead of the registrant and each of the undersigned in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to a registration statement on Form S-3 relating to the Securities (as defined below), with all exhibits thereto, and other documents in connection therewith, and (ii) this registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the registrant or any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

As used herein, “Securities” means (a) the Subordinated Term Notes of F.N.B. Corporation; (b) the Nonnegotiable Subordinated Term Notes, Series 2015, of the Partnership; (c) the Nonnegotiable Subordinated Daily Notes, Series 2015, of the Partnership; (d) the Nonnegotiable Subordinated Special Daily Notes, Series 2015 of the Partnership; and (e) the full and unconditional guarantee of F.N.B. Corporation of the Securities enumerated at (a) through (d) hereof.

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IN WITNESS WHEREOF, each of the undersigned directors and officers of the Corporation has hereunto set his hand as of the date indicated below. This Power of Attorney may be executed in counterparts which, when taken together, shall constitute a single original thereof.

Signature	Title	Date

/s/ William B. Campbell William B. Campbell	Director	August 19, 2015

/s/ James D. Chiafullo James D. Chiafullo	Director	August 19, 2015

/s/ Vincent J. Delie, Jr. Vincent J. Delie, Jr.	President and Chief Executive Officer and a Director (principal executive officer)	August 19, 2015

/s/ Laura E. Ellsworth Laura E. Ellsworth	Director	August 19, 2015

/s/ Stephen J. Gurgovits Stephen J. Gurgovits	Chairman of the Board and a Director	August 19, 2015

/s/ Robert A. Homell Robert A. Hormell	Director	August 19, 2015

/s/ David J. Malone David J. Malone	Director	August 19, 2015

/s/ D. Stephen Martz D. Stephen Martz	Director	August 19, 2015

/s/ Robert J. McCarthy, Jr. Robert J. McCarthy, Jr.	Director	August 19, 2015

David L. Motley	Director

Signature	Title	Date

/s/ Heidi A. Nicholas Heidi A. Nicholas	Director	August 19, 2015

Arthur J. Rooney, II	Director

John S. Stanik	Director

/s/ William J. Strimbu William J. Strimbu	Director	August 19, 2015

/s/ Earl K. Wahl, Jr. Earl K. Wahl, Jr.	Director	August 19, 2015

/s/ Vincent J. Calabrese, Jr. Vincent J. Calabrese, Jr.	Chief Financial Officer (principal financial officer)	August 19, 2015

/s/ Timothy G. Rubritz Timothy G. Rubritz	Corporate Controller and Senior Vice President (principal accounting officer)	August 19, 2015